LOAN AGREEMENT


     THIS LOAN AGREEMENT dated for reference the 24th day of July, 2001 between Infowave Software, Inc., a company validly existing under the laws of British Columbia, as borrower and Thomas Koll, a businessman having an office at Suite 200, 4664 Lougheed Highway, Burnaby, BC, V5C 5T5 (facsimile (604) 473-3799), as lender.

     WHEREAS the Borrower has requested a loan from the Lender in the principal amount of U.S. $5,000,000 and the Lender has agreed to make the loan available on the terms and conditions herein;

     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements contained herein, and each party intending to be legally bound hereby, the parties hereto hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE 1
                                   Definitions

     Section 1.1 Defined Terms and Expressions. In this Agreement, the following terms have the meanings set forth after each:

     "Borrower" means Infowave Software, Inc., its successors and permitted assigns;

     "Business Day" means any day of the year, other than Saturday, Sunday or other day on which banks are required or authorized to close banking in Vancouver, British Columbia or Seattle, Washington;

     "Credit Facility" means the loan in the principal amount of U.S. $5,000,000 made or to be made by the Lender to the Borrower pursuant to section 2.1;

     "Event of Default" has the meaning assigned to that term in section 7.1;

     "Financial Statements" means the financial statements of the Borrower and all other financial statements and information delivered to the Lender pursuant to this Agreement or any of the Security Instruments;

     "GAAP" has the meaning assigned to that term in section 5.1(c);

     "General Security Agreement" means the general security agreement made by the Borrower in favour of the Lender pursuant to section 3.1, as same may from time to time be modified, supplemented, amended and in effect;

     "Indebtedness", in respect of the Borrower, includes all amounts borrowed by the Borrower (whether secured or unsecured) and all other debts, guarantees, indemnities, obligations, judgments and liabilities of the Borrower heretofore, now or hereafter made, incurred or created;

     "Priority Agreement", means a priority agreement between the Lender and The Toronto-Dominion Bank in form and substance satisfactory to the Lender and its legal counsel;

     "Intellectual Property" means, at any time, any and all intellectual property now owned or in the future owned or acquired by a Person in which a Person has rights, including, without limitation, all


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trademarks,  copyrights,  copyright  applications and registrations,  waivers of moral rights, patents,  patent applications,  industrial design applications and
registrations,   inventions,  recipes,  formulae,  technology,  know-how,  trade secrets, data bases, methods of doing business, technical processes or rights therein or related thereto and all licenses or other Consents related thereto and all goodwill associated with any of the foregoing together with (i) any trade names, trade marks, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, design marks,
certification  marks,   distinguishing  guises  and  other  source  or  business
identifiers, and the goodwill associated therewith, (ii) any registrations and recordings thereof, and all applications in connection therewith, (iii) any extensions, renewals and continuations thereof, and (iv) any rights to sue for past, present or future infringements of, dilution or depreciation of value to, passing off of or injury to, or loss of distinctiveness of, any thereof`;

     "Judgment Currency" has the meaning assigned to that term in section 8.15;

     "Lender"   means  Thomas  Koll,  his  heirs,   executors,   administrators,
successors and assigns;

     "Lien" means any mortgage, pledge, lien, hypothecation, security interest or other encumbrance or charge (whether fixed, floating or otherwise) or title retention, any right of set-off (arising otherwise than by operation of law) and any deposit of monies under any agreement or arrangement whereby such monies may be withdrawn only upon fulfillment of any condition as to the discharge of any other indebtedness or other obligation to any creditor, or any right of or arrangement of any kind with any creditor to have its claims satisfied prior to other creditors with or from the proceeds of any properties, assets or revenues of any kind now owned or later acquired;

     "Maturity Date" means the date the Lender demands payment after the earlier of: (a) January 24, 2002; and (b) October 30, 2001, if Shareholder Approval has not been obtained;

     "Original Currency" has the meaning assigned to that term in section 8.15;

     "Permitted Encumbrances" means the Liens, if any, referred to in Schedule A and other Liens, if any, from time to time consented to in writing by the Lender;

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof;

     "Intellectual Property Security Agreement" means the intellectual property security agreement made by the Borrower in favour of the Lender pursuant to section 3.1, as the same may from time to time be modified, supplemented, amended and in effect;

     "Security Instruments" means the Intellectual Property Security Agreement, the General Security Agreement and any and all other security at any time given in respect of all or any part of the Credit Facility;

     "Shareholder Approval" has the meaning set forth in the Warrant Agreement;

     "Warrant Agreement" means the warrant agreement made between the Lender and the Borrower dated as of the date hereof, as the same may from time to time be modified, supplemented or amended and in effect;

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                                      -3-



     "Withholding Taxes" means all amounts which must, by law, be withheld from amounts payable to the Lender and remitted to a competent taxing authority in Canada on account of income tax imposed on the Lender on such amounts payable as a result of the Lender being a non-resident of Canada;

     "Taxes" means any and all present or future taxes (including, without limitation, all Withholding Taxes, stamp, documentary, excise or property taxes), levies, imposts, deductions, charges or withholdings and liabilities with respect thereto;

     "Trademarks" means (i) all trade marks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos, design marks, certification marks, distinguishing guises and other source or business identifiers, and the goodwill associated therewith, (ii) all registrations and recordings thereof, and all applications in connection therewith, (iii) all extensions, renewals and continuations thereof, and (iv) all rights to sue for past, present or future infringements of, dilution or depreciation of value to, passing off of or injury to, or loss of distinctiveness of, any thereof; and

     "U.S. $" means United States Dollars, the lawful currency of the United States of America.

     Section 1.2 Interpretation. For purposes of this Agreement (except as otherwise expressly provided), (i) "this Agreement" means this loan agreement as it may from time to time be supplemented or amended and in effect; (ii) all references in this Agreement to designated "section" and other subdivisions are to the designated sections and other subdivisions of this Agreement; (iii) the words "herein", "hereof' and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision; (iv) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and (v) the singular of any term includes the plural, and vice versa, the use of any term is usually applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto). All references to currency as used herein mean the lawful currency of the United States of America, unless a reference is expressly made to another currency.

     Section 1.3 Schedules. Schedules A, B and C form an integral part of this Agreement.

                                   ARTICLE 2
                                   THE CREDIT

     Section 2.1 Terms of the Credit Facility. The Lender agrees to lend to the Borrower on or before the Maturity Date, at the request of the Borrower given to the Lender in writing three Business Days prior to the date of drawdown, the aggregate principal amount of U.S. $5,000,000 for general working capital purposes.

     Section 2.2 Maximum Amount of the Credit Facility. Notwithstanding anything to the contrary contained herein, at no time shall the aggregate outstanding principal amount of the Credit Facility exceed the amount specified in section
2.1 hereof and any amounts outstanding in excess of such amounts shall be immediately paid to the Lender on demand.

     Section 2.3 Interest. The Borrower will pay interest from and including the date of the advance of the Credit Facility on the amount advanced and outstanding from time to time, after as well as before maturity, default and judgment, in accordance with the following provisions:


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                                      -4-



     (a) amounts outstanding under the Credit Facility will bear interest at a rate per annum which is equal to eight per cent (8%) per annum of the principal amount thereof; and

     (b) interest will be calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, with interest on overdue interest calculated daily at the set forth below rate, compounded in arrears monthly and payable on demand.

Notwithstanding the foregoing, the Borrower shall pay interest on any principal of or interest on the Credit Facility and on any other amount whatsoever payable by the Borrower in respect of the Credit Facility under this Agreement or the Security Instruments which shall not be paid in full when due (whether at stated maturity or by acceleration, mandatory prepayment, demand or otherwise) for the period commencing on and including the due date thereof until same is paid in full at a rate per annum which is equal to 12% per annum.

     Section 2.4 Warrant Agreement. As partial consideration for the entering into of this Agreement, the Borrower shall enter into the Warrant Agreement concurrent with this Agreement. The Borrower and the Lender acknowledge and agree that the entering into of the Warrant Agreement is solely related to the entering into of this Agreement. For greater certainty, the entering into of the Warrant Agreement is not connected in any way with the performance of any services by Koll for the Borrower or any of its subsidiaries.

     Section 2.5 Prepayment and Payment of Credit. (1) The Borrower will repay the principal amount of the Credit Facility together with all accrued and unpaid interest thereon and all other amounts payable hereunder in full, and such amounts shall become due and owing in full, on the Maturity Date. Prior to the Maturity Date, the Borrower will have the right at any time and from time to time to repay the Credit Facility or any part thereof, with accrued and unpaid interest thereon, without notice, premium, bonus or penalty.

     (2) Except as otherwise provided herein, each payment to be made to the Lender hereunder will be made to the Lender at his office as shown on the signature pages hereof (or at such other place as may be specified by the Lender by notice in writing to the Borrower) not later than 12:00 noon (Vancouver time), in U.S. $ and freely transferable, immediately available funds on the due date for payment of the same (whether or not the full amount of the Credit
Facility has then been advanced), and, if any payment made to the Lender hereunder is made after 12:00 noon (Vancouver time) on any day, such payment will be deemed to have been made on the immediately following Business Day for purposes of the calculation of interest and interest will accrue due to such following Business Day.

     (3) Whenever any payment to be made hereunder is due on a day that is not a Business Day, such payment will be made on the immediately following Business Day and interest will accrue due to such following Business Day.

     (3) The Lender will have the right to allocate any and all payments made to the Lender by the Borrower (whether on account of any amounts owing by the Borrower hereunder or under any of the Security Instruments or on account of any other Indebtedness of the Borrower to the Lender) in such manner, order and priority as the Lender in its sole discretion may determine.

     Section 2.6 Taxes. All payments by the Borrower under this Agreement and the Security Instruments shall be made free and clear of, and without deduction or withholding for, Taxes other than Withholding Taxes. If the Borrower shall be required by law to withhold or remit any Withholding Taxes from or in respect of any sum payable under this Agreement or the Security Instruments:


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                                      -5-



     (a) the sum payable shall be increased as may be necessary so that after paying the Withholding Taxes (including any additional Withholding Taxes payable on additional amounts payable under this section), the Lender receives a net amount equal to the sum it would have received if no Withholding Taxes had been paid;

     (b) the Borrower shall remit such Withholding Taxes to the relevant taxation or other authority in accordance with applicable law; and

     (c) the Borrower shall forthwith provide the Lender with proof in writing of the payment of all Withholding Taxes paid.

     The Borrower shall indemnify and save harmless the Lender for the full amount of Taxes levied by any jurisdiction in Canada on, or in relation to, any sum received or receivable hereunder by the Lender (other than [income] capital taxes or Withholding Taxes which have been paid by the Borrower). Payment under this indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to the amount of such Taxes submitted to the Borrower by the Lender shall be conclusive evidence, absent manifest error, of the amount due from the Borrower to the Lender. Without prejudice to the survival of any other agreement or obligation of the Borrower hereunder, the obligations of the Borrower under this section shall survive the payment in full of the outstandings hereunder and each of the Credit Facility and interest thereon.

                                   ARTICLE 3
                                    SECURITY

     Section 3.1 Security. The Credit Facility, interest thereon, and all other amounts from time to time payable hereunder and the due performance of the obligations and covenants of the Borrower herein contained will be secured by
(i) the Intellectual Property Security Agreement made and delivered by the Borrower to the Lender charging all of the Intellectual Property of the Borrower in the form of Schedule B and (ii) a general security agreement made and delivered by the Borrower to the Lender granting a security interest in all the property, assets and undertaking of the Borrower in the form of Schedule C.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of the Borrower. In order to induce the Lender to enter into this Agreement (and the Borrower acknowledges that the Lender is relying thereon), the Borrower represents and warrants to the Lender that:

     (a) the Borrower is a corporation duly incorporated and validly existing and in good standing under the Company Act (British Columbia) and is in good standing under the laws of the Province of British Columbia and the Borrower has the capacity and power to own and lease its assets and property, to carry on its business, to execute and deliver this Agreement and the Security Instruments being executed and delivered by it, to comply with the provisions hereof and thereof and to duly perform and observe all of its obligations hereunder and thereunder and the entering into and performance and observance by it of such obligations has been duly authorized by all necessary partnership action;


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                                      -6-



     (b) this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms and each of the Security Instruments, when delivered to the Lender, will constitute a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms in each case subject to the qualifications as set out in the opinion of counsel to the Borrower, delivered as at the date hereof;

     (c) there is no law, decree, regulation or similar enactment, no provision of the constating documents of the Borrower or any of any instrument, agreement or other obligation by which the Borrower or any of its respective property, assets and undertaking is bound and no judgment, injunction or other order or award of any judicial, administrative, governmental or other authority or arbitrator which is or will be contravened as a result of the execution and delivery of this Agreement or any of the Security Instruments or the performance or observance of any of the obligations expressed to be incurred by the Borrower in or pursuant hereto or thereto;

     (d) all authorizations, approvals, licenses, registrations, consents, exemptions or declarations required or otherwise appropriate in order for the Borrower to own its property and assets, carry on its business in all jurisdictions in which such property and assets are located or such business is carried on and to enter into, execute, deliver and performs and be legally bound by its obligations hereunder and under the Security Instruments have been duly obtained or effected and are in full force and effect;

     (e) no representation or warranty by the Borrower contained herein or in any of the Security Instruments contains any untrue statement of material fact or omits to state a material fact necessary to make such representation and warranty not misleading in light of the circumstances; and

     (f) the Borrower has good title free and clear of all Liens to all its property and assets other than Permitted Encumbrances and is the registered, legal and beneficial owner of the Intellectual Property, except for any licences granted therein in the ordinary course of business.

                                   ARTICLE 5
                                    COVENANTS

     Section 5.1 Borrower's Positive Covenants. The Borrower covenants and agrees with the Lender to:

     (a) duly and punctually pay or cause to be paid to the Lender the principal amount of the Credit Facility, interest thereon and all other amounts from time to time payable hereunder and under the Security Instruments, and to perform and observe all of its other obligations under this Agreement and the Security Instruments on the dates, at the place and in the manner set forth herein;

     (b) preserve and maintain its corporate existence, licenses, rights, franchises and privileges in the jurisdiction of its organization and all authorizations, consents, approvals, orders, licenses, exemptions from or registrations or qualifications with any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality that is necessary or materially valuable in the operation of its business;


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                                      -7-



     (c) promptly pay and discharge all material Taxes, assessments, and governmental charges or levies imposed upon the Borrower or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labour, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books adequate reserves in accordance with Canadian generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

     (d) keep adequate records and books of account reflecting all financial transactions in conformity with generally accepted accounting principles and, when requested so to do, forthwith make available for inspection by duly authorized representatives of the Lender any of its books and records and furnish the Lender with any information regarding its business affairs and financial condition;

     (e) upon becoming aware that the same may be threatened or pending, and in any case immediately after the commencement thereof, give to the Lender notice in writing of all litigation or administrative or arbitration proceedings before or of any court, tribunal, arbitrator or governmental or municipal or other authority or dispute with any governmental or municipal or other authority which if determined adversely to the Borrower, might have a material adverse effect on its financial conditions or operations;

     (f) comply with the requirements of all applicable laws, decrees, regulations and similar enactments or orders of any judicial, administrative, governmental or other authority or arbitrator, non-compliance with which might materially adversely affect the ability of the Borrower to duly perform and observe its obligations under this Agreement or any of the Security Instruments;

     (g) as soon as practicable and in any event within two days after the occurrence thereof notify the Lender forthwith in writing of any occurrence of an Event of Default or any event which, with the giving of notice or lapse. of time or otherwise, might constitute an Event of Default or of any failure by the Borrower duly to perform and observe any of its respective obligations under this Agreement or any of the Security Instruments, and at the same time inform the Lender of any action taken or proposed to be taken by the Borrower in connection therewith;

     (h) at any time and from time to time upon the written request of the Lender, execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to effect the purposes of this Agreement or any of the Security Instruments.

     Section 5.2 Borrower's Negative Covenants. The Borrower covenants and agrees with the Lender that it will not, with the prior written consent of the Lender (such consent not to be unreasonably withheld):

     (a) incur or create any secured Indebtedness in excess of U.S. $100,000 or any Liens on the collateral charged by the Security Instruments other than Permitted Encumbrances;


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                                      -8-



     (b) liquidateor dissolve, consolidate with, or merge into or with, any corporation or entity as a result of which the shareholders of the Borrower prior to such transaction will not hold a majority of the outstanding voting shares of the surviving or combined entity after such transaction unless this Credit Facility is repaid in full prior to or in connection with such transaction, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Borrower (so long as the Borrower is the surviving corporation and no Event of Default shall occur as a result thereof);

     (c) sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets to any Person or entity unless this Credit Facility is repaid in full prior to or in connection with such transaction; provided that this clause shall not restrict any disposition made in the ordinary course of business and consisting of capital goods which are obsolete or have no remaining useful life; or finished goods inventories;

     Section 5.3 Lender Covenant to Subscribers. In the event: (a) the Borrower completes an equity financing of a minimum of US$4,000,000 on or before January 24, 2002 (the "Equity Financing"), and (b) the Shareholder Approval for the exercise of rights under the Warrant Agreement has been obtained, the Lender agrees to subscribe for US$1,000,000 of securities as part of the Equity Financing (provided that the Lender acknowledges and agrees that under the rules and policies of the Toronto Stock Exchange the Lender shall not be entitled to any "discount" from the market price for the purposes of the pricing of the Securities under the Equity Financing.

                                   ARTICLE 6
                              CONDITIONS PRECEDENT

     Section 6.1 Conditions Precedent. The Lender will not be obligated to make any advance of the Credit Facility unless:

     (a) the Borrower shall have executed and delivered to the Lender the Security Instruments and all other documents required by the terms hereof to be executed and delivered by it and each of the same shall be in full force and effect;

     (b) the Borrower shall have obtained and delivered Priority Agreement and the same shall be in full force and effect;

     (c) the Security Instruments and any financing statements in respect thereof shall have been filed, registered, entered or recorded in all offices of public record necessary or desirable to preserve or protect the security created thereby to the extent required by the Lender in its sole discretion;

     (d) all legal matters incidental to the form, substance and effectiveness of this Agreement and the Security Instruments and all other documents executed and delivered pursuant hereto shall be satisfactory to the Lender and its counsel;

     (e) no representation or warranty made by the Borrower in or pursuant to this Agreement or any of the Security Instruments or in any notice, certificate, instrument or statement contemplated hereby or thereby is untrue or incorrect in any material respect; and


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                                      -9-



     (f) no event shall have occurred and be continuing which constitutes an Event of Default or with the giving of notice of lapse of time or otherwise would constitute an Event of Default.

     Section 6.2 Discretion of Lender to Advance. Notwithstanding the non-fulfillment of any condition precedent as set out in section 6.1, the Lender may make the Credit Facility available or make such advance if the Lender, in its sole discretion, determines same to be advisable. The making available of the Credit Facility or any advance thereof by the Lender, either before or after the fulfillment of all conditions precedent to the obligation of the Lender to make the Credit Facility available or make such advance, will not constitute an approval, acceptance or waiver by the Lender of any condition precedent or Event of Default.

                                   ARTICLE 7
                                EVENTS OF DEFAULT

     Section 7.1 Events of Default. Each of the following events constitutes an "Event of Default" under this Agreement:

     (a) the Borrower failing to pay to the Lender when due principal, interest or any amount payable by the Borrower to the Lender in respect of the Credit Facility or otherwise payable by the Borrower to the Lender hereunder or pursuant hereto or under or pursuant to any of the Security Instruments (whether on account of principal, interest or otherwise) and such failure shall continue for three days;

     (b) the Borrower committing a breach of, or defaulting in the due and prompt performance or observance of, any of its covenants or obligations pursuant to this Agreement or any of the Security Instruments, and, in the case of a breach other than one involving payment, such breach continues for 3 days following notice from the Lender, or the occurrence of any event which entitles, or with the giving of notice or lapse of time otherwise would entitle, the Lender to accelerate any indebtedness, liability or obligation secured by any of the Security Instruments pursuant to the provisions thereof;

     (c) any representation or warranty made by the Borrower in or pursuant to this Agreement or any of the Security Instruments or in any notice, certificate, instrument or statement contemplated hereby or thereby being or proving to be untrue or incorrect in any material respect as of the date on which such representation or warranty is made;

     (d) any Lien on the whole or any substantial part of the undertaking or assets of the Borrower becoming enforceable and the Person or Persons entitled to the benefit thereof taking steps to enforce such Lien;

     (e) any execution, extent or sequestration or any other process of any court becoming enforceable against the Borrower or a distress or analogous process being levied upon any part of the property, assets and undertaking of the Borrower unless the Borrower gives security to the Lender in such form, substance and amount as the Lender in its sole discretion may require, and the Borrower in good faith disputes such process or appeals the judgment giving rise to such process and thereafter, in the opinion of the Lender, the Borrower diligently thereafter prosecutes such dispute or appeal;

     (f) the Borrower carrying on a business which its constating documents prohibits it from carrying on, or ceasing or threatening to cease to carry on business as a going concern, or a resolution being passed, a petition being filed or an order being made for the dissolution, liquidation or winding-up of the Borrower or any other event occurring which under applicable law could result in the dissolution, liquidation or winding-up of the Borrower;

     (g) the Borrower becoming insolvent, admitting in writing its inability to pay its debts as they become due or committing or threatening to commit an act of bankruptcy; the Borrower making an assignment for the benefit of creditors, a proposal or similar action under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or any similar legislation, or commencing any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding; or a bankruptcy petition being filed or presented against the Borrower or the Borrower being declared bankrupt;

     (h) a custodian, liquidator, receiver, receiver and manager, receiver-manager, trustee or any other Person with similar powers being appointed for the Borrower or any property or assets of the Borrower;

     (i) any action or proceeding of or before any judicial, administrative, governmental or other authority or arbitrator being commenced and not stayed or discharged within 30 days after it is commenced to enjoin or restrain the performance or observance by the Borrower of the terms of this Agreement or the Security Instruments, to question in any manner the right or power of the Borrower to enter into, exercise its rights under or perform or observe the terms or conditions, or to question the legality, validity, binding nature or enforceability, hereof or thereof;

     (j) the due and prompt performance or observance of any of the obligations of the Borrower in or pursuant to this Agreement or either of the Security Instruments being or proving to be unlawful or impossible in any material respect for the Borrower;

     (k) any or all of the obligations of the Borrower in or pursuant to this Agreement or any of the Security Instruments being void or unenforceable or this Agreement or any of the Security Instruments in any material respect ceasing to be in full force and effect;

     (l) any indebtedness of the Borrower, other than due the Lender, in an aggregate principal amount exceeding $50,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof.

     (m) the Lender in good faith has reasonable grounds to believe that the prospect of payment or performance of any other obligation under this Agreement or the Security Instrument is impaired or that any of the Collateral (as defined in either of the Security Instruments) is or is about to be placed in jeopardy.

     Section 7.2 Lender's Remedies. Except as set out below, upon the occurrence and during the continuance of any Event of Default the Lender may, by notice in writing (i) terminate the obligation of the Lender to make the Credit Facility available or make any further advance thereunder; and (ii) declare the Credit Facility, all accrued and unpaid interest thereon and all other amounts payable under this

Agreement and the Security Instruments to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Borrower, and the Lender, without notice to or demand upon the Borrower, which are expressly waived by the Borrower, may proceed to protect, exercise and enforce its rights and remedies under this Agreement and the Security Instruments and such other rights and remedies as are provided by law or by equity or by statute. If any Event of Default described in section 7.1
(e), (f), (g) or (h) hereof shall occur for any reason, whether voluntary or involuntary, and be continuing, the Credit Facility, all accrued and unpaid interest and all other amounts payable under this Agreement shall be and become immediately due and payable, without further notice, demand, or presentment.

     Section 7.3 Reinstatement. To the extent that the Borrower makes a payment or payments to the Lender, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1 Lender May Perform. If the Borrower fails to perform any of its obligations under this Agreement or any of the Security Instruments, the Lender may, but is not obligated to, perform any or all of such obligations and all costs, charges, expenses, fees and outlays incurred by the Lender in connection with such performance will be payable by the Borrower to the Lender, forthwith without demand by the Lender, with interest thereon from the date incurred by the Lender at the rate per annum equal to 12% per annum calculated and payable, and bearing interest on overdue interest, in the same manner, mutatis mutandis, as interest on the Credit Facility as provided in section 2.3.

     Section 8.2 Borrower To Pay Fees. All statements, reports, certificates, opinions and other documents or information required to be furnished to the Lender by the Borrower under this Agreement and the Security Instruments will be supplied without cost to the Lender. Furthermore, the Borrower hereby agrees to pay promptly to the Lender on demand the amount of US$50,000 to cover the Lender's out-of-pocket expenses (including legal (on a solicitor and his own client basis) and similar fees) incurred from time to time in the preparation, negotiation, documentation, execution, registration and operation of this Agreement and the Security Instruments and in the enforcement and preservation of the Lender's rights and remedies under this Agreement and the Security Instruments, with interest thereon from the date incurred by the Lender at the rate per annum equal to 12% per annum calculated and payable, and bearing interest on overdue interest, in the same manner, mutatis mutandis, as interest on the Credit Facility.

     Section 8.3 Waiver; No Preclusion of Rights. No amendment, modification, supplement, termination or waiver of any provision of this Agreement or any of the Security Instruments, and no approval, consent or permission to be given by the Lender hereunder or under any of the Security Instruments will be effective unless in writing signed by the Lender and then only in the specific instance and for the specific purpose given and the Lender will and does have sole discretion as to the exercise of any such approval, consent or permission and to the mode of and time for exercise thereof and, in the absence of fraud, the Lender will be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof. No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement or any of the Security Instruments will operate as a waiver thereof and no single or partial exercise of any right, power or privilege hereunder or thereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege and performance by the Lender pursuant to section 8.1 or otherwise of any obligation of the Borrower will not constitute a waiver thereof.

     Section 8.4 Rights and Remedies Cumulative. The rights and remedies in this Agreement and the Security Instruments expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have; nor will the acceptance by the Lender of any further security or of any payment of or on account of the Credit Facility, interest thereon or any other amount payable under this Agreement or any of the Security Instruments maturing after a default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby and the Lender may also, in its sole discretion, exercise any and all rights, powers, remedies and recourses available to it under this Agreement or any of the Security Instruments, or any other remedy available to it, and such rights, powers, remedies and recourses may be exercised concurrently or individually without the necessity of any election.

     Section 8.5 Full Discharge of Security Instruments. The Lender will execute and deliver or cause to be executed and delivered all instruments necessary to discharge the security created by the Security Instruments upon the written request of the Borrower and (i) payment in full to the Lender of the Credit Facility, interest thereon, and all other amounts payable hereunder or thereunder; and (ii) termination of the obligation of the Lender to make available the Credit Facility or any further advance thereunder.

     Section 8.6 No Other Person Beneficiary. The provisions hereof are solely and exclusively for the benefit of the Lender and the Borrower and their respective heirs, executors, administrators, successors and assigns and no other Person will, under any circumstances, be or be deemed to be a beneficiary thereof.

     Section 8.7 Notice. Any notice, demand, request, consent, agreement, approval or disapproval which may or is required to be given hereunder shall be made in writing and shall be considered given when delivered personally or sent by facsimile (with a copy by any means permitted for the giving of notices under this Agreement), or one day after delivery by a reputable overnight courier, to the parties at the addresses set forth on the signature pages hereof (or at such other address as a party may specify by notice similarly given).

     Section 8.8 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Lender such further deeds, instruments, powers and other documents as the Lender, acting reasonably, may from time to time require or deem advisable to carry into effect the purposes of this Agreement and the Security Instruments or to better assure and confirm unto the Lender its rights, powers and remedies hereunder and thereunder.

     Section 8.9 Successors and Assigns. This Agreement and the Security Instruments will be binding upon and enure to the benefit of the Borrower and the Lender, and their respective heirs, executors, administrators, successors and assigns; provided that the Borrower may not assign any of its rights or interests hereunder or thereunder.

     Section 8.10 Severability. If any provision of this Agreement or any of the Security Instruments or any part hereof or thereof is found or determined to be invalid, illegal or unenforceable such provision or part will be severable from this Agreement or such Security Instrument, as the case may be, and the remainder of this Agreement or such Security Instrument, as the case may be, will be construed as if such invalid, illegal or unenforceable provision or part had been deleted herefrom or therefrom.

     Section 8.11 Relationship Between Parties. The relationship between the Borrower and the Lender hereunder is, and shall at all times remain, solely that of borrower and lender, and the Lender neither undertakes nor assumes any responsibility or duty to the Borrower to review, inspect, supervise, pass judgment upon or inform the Borrower of any matter. The Borrower shall rely entirely upon its own judgment and any review, inspection, supervision, exercise of judgment or information supplied to the Borrower by the Lender in connection with any matter is for the protection of the Lender and neither the Borrower nor any third party is entitled to rely thereon.

     Section 8.12 Interest Limitation. Notwithstanding any provision to the contrary contained herein, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, Statutes of Canada, 1985, c. C-46, as the same may be amended, replaced or re-enacted from time to time) payable hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) hereunder lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lender and the amount of such payment or collection shall be refunded to the Borrower; for purposes hereof the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit Facility on the basis of annual compounding of the rate lawfully permitted under that section and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Lender will be prima facie evidence for the purposes of such determination.

     Section 8.13 Time of essence. Time is of the essence of this Agreement and the Security Instruments.

     Section 8.14 Jurisdiction. This Agreement and the Security Instruments and all matters arising hereunder or thereunder will be governed by the laws of the Province of British Columbia and all disputes arising hereunder or thereunder will be referred to the courts of the Province of British Columbia or such other court or courts as the Lender in its sole discretion may elect and, by execution and delivery of this Agreement, the Borrower irrevocably submits to each such jurisdiction.

     Section 8.15 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder to the Lender from the currency in respect of which such sum is outstanding hereunder (the "Original Currency") into the currency in which a court of competent jurisdiction may render judgment in connection with any litigation relating to the repayment of such sum (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures of the Lender's bankers the Lender could purchase the Original Currency with the Judgment Currency on the Business Day preceding that on which final judgment is paid or satisfied. The obligations of the Borrower in respect of any sum due in the Original Currency from it to the Lender under this Agreement or the Security Instruments shall, notwithstanding any judgment in any Judgment Currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such Judgment Currency, the Lender may in accordance with normal banking procedures of the Lender's bankers purchase the Original Currency with such Judgment Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the

Lender, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Lender in the Original Currency, the Lender agrees to remit such excess to the Borrower.

     Section 8.16 Entire Agreement. This Agreement and the Security Instruments constitute the whole and entire agreement between the parties hereto and cancel and supersede any prior agreements, undertakings, declarations, representations, written or verbal, in respect thereof.

     Section 8.17 Counterparts and Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which so executed will constitute an original and all of which will constitute one and the same agreement. This Agreement may be executed by the parties and transmitted by telecopy and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original agreement.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed and delivered on the date first written above.

Suite 200                            INFOWAVE SOFTWARE, INC.
4664 Lougheed Highway
Burnaby, B.C.
V5C 5T5                              By: --------------------------------------
                                         Authorized Signatory
Attn:    Morgan Sturdy,
         Chairman
                                     By: --------------------------------------
Tel:     (604) 473-3739                  Authorized Signatory
Fax:     (604) 473-3799
Witness:


------------------------------       --------------------------------------
Name:                                Thomas Koll

                                     Address:  Suite 200
                                               4664 Lougheed Highway
                                               Burnaby, B.C.
                                               V5C 5T5
                                               Tel:  (604) 473-3739
                                               Fax:  (604) 473-3799

                                   SCHEDULE A

                             PERMITTED ENCUMBRANCES


The term "Permitted Encumbrances" means:

(1) undetermined or inchoate liens and charges incidental to construction, maintenance or operations which have not at the time been filed pursuant to law;

(2) liens for taxes, assessments or governmental charges or levies for the then current year and liens for taxes, assessments or governmental charges or levies not at the time overdue or) if overdue, the validity of which is being contested diligently and in good faith by appropriate proceedings and for which, if the Lender so requires, the Borrower has given security to the Lender in such amount as the Lender may reasonably require;

(3) liens or privileges imposed by law such as carriers' warehousemen's and builder's liens arising in the ordinary course of business which relate to the obligations not at the time due or delinquent, or if due or delinquent, the validity of which is being contested diligently and in good faith and for which, if the Lender so requires, the Borrower has given security to the Lender in such amount as the Lender may reasonably require;

(4) any mortgage, pledge, charge or other encumbrance or security interest in favour of the Lender or any company controlled by him;

(5) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

(6) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

(7) judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been stayed.

                                   SCHEDULE B

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

                                   SCHEDULE C

                       FORM OF GENERAL SECURITY AGREEMENT